Exhibit 21.01

Subsidiaries as at March 15, 2005

Company Name	Voting Interest	Jurisdiction of Organization	Subsidiary / Equity Accounted Affiliate / Investment (1)

Media Pro International S.A.	80%	Romania	Subsidiary
Media Vision S.R.L.	70%	Romania	Subsidiary
MPI Romania B.V	80%	Netherlands	Subsidiary
Pro TV SA	80%	Romania	Subsidiary
Radio Pro S.R.L	20%	Romania	Equity Accounted Affiliate

International Media Services Ltd.	60%	Bermuda	Subsidiary
Innova Film GmbH	60%	Germany	Subsidiary
Enterprise "Inter-Media"	60%	Ukraine	Subsidiary
TV Media Planet Ltd	60%	Cyprus	Subsidiary
Broadcasting Company "Studio 1+1"	18%	Ukraine	Equity Accounted Affiliate

Slovenska Televizna Spolocnost s.r.o.	49%	Slovak Republic	Equity Accounted Affiliate
Markiza-Slovakia s.r.o.	34%	Slovak Republic	Equity Accounted Affiliate
Gamatex s.r.o.	49%	Slovak Republic	Equity Accounted Affiliate
ADAM a.s.	49%	Slovak Republic	Equity Accounted Affiliate

MKTV Rt (Irisz TV)	100%	Hungary	Subsidiary (in liquidation)

MM TV 1 d.o.o.	100%	Slovenia	Subsidiary
Produkcija Plus d.o.o.	96.85%	Slovenia	Subsidiary
POP TV d.o.o.	96.85%	Slovenia	Subsidiary
Kanal A d.o.o.	96.85%	Slovenia	Subsidiary
Superplus Holding d.d.	100%	Slovenia	Subsidiary (in liquidation)
MTC Holding d.o.o.	24%	Slovenia	Equity Accounted Affiliate

Nova TV d.d.	100%	Croatia	Subsidiary
Operativna Kompanija d.o.o.	100%	Croatia	Subsidiary
Media House d.o.o.	100%	Croatia	Subsidiary

CME Media Enterprises B.V.	100%	Netherlands	Subsidiary
CME Czech Republic B.V.	100%	Netherlands	Subsidiary
CME Czech Republic II B.V.	100%	Netherlands	Subsidiary
CME Germany B.V.	100%	Netherlands	Subsidiary
CME Hungary B.V.	100%	Netherlands	Subsidiary
CME Poland B.V.	100%	Netherlands	Subsidiary
CME Romania B.V.	100%	Netherlands	Subsidiary

CME Media Enterprises Ltd	100%	UK	Subsidiary (in liquidation)
CME Ukraine Holding GmbH	100%	Austria	Subsidiary
CME Cyprus Holding Ltd	100%	Cyprus	Subsidiary
CME Germany GmbH	100%	Germany	Subsidiary
CME Development Corporation	100%	USA	Subsidiary

Central European Media Enterprises N.V.	100%	Netherlands Antilles	Subsidiary
Central European Media Enterprises II BV	100%	Netherlands Antilles	Subsidiary

(1) All subsidiaries have been consolidated in our Financial Statements. All equity accounted affiliates have been accounted for using the equity method.